SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 7, 2002

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

000-25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 5. OTHER EVENTS

     On May 7, 2002, the United States Bankruptcy Court for the District of Maryland, Baltimore Division entered an order approving and confirming the Debtors’ Modified Second Amended Joint Chapter 11 Plan of Reorganization, dated May 3, 2002 (the “Plan”), of USinternetworking, Inc. (the “Company”) and certain subsidiaries of the Company. Effectiveness of the Plan is subject to certain terms and conditions, but is expected to occur on or about May 21, 2002 (the “Effective Date”). On the Effective Date, the Company will cancel its existing common stock without any consideration.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By: /s/ William T. Price
Name: William T. Price
Title: Vice President, General Counsel & Secretary

Date: May 13, 2002

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